                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1995 AND 1994

                         TOGETHER WITH AUDITORS' REPORT

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                    Report of Independent Public Accountants

To the Stockholders of
Firestone Financial Corp.:

We have audited the accompanying consolidated balance sheets of Firestone Financial Corp. and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Firestone Financial Corp. and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP

Boston Massachusetts
January 26, 1996

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                       CONSOLIDATED BALANCE SHEET - ASSETS
                        AS OF DECEMBER 31, 1995 AND 1994


                                                            1995         1994
                                                            ----         ----

CASH                                                    $   102,256  $    90,882
                                                        -----------  -----------

NOTES RECEIVABLE (Notes 3, 4 and 10)                    $77,653,062  $66,534,179

FINANCE LEASE RECEIVABLES (Notes 3,4 and 10)              3,208,024    2,912,623
                                                        -----------  -----------

     TOTAL RECEIVABLES                                  $80,861,086  $69,446,802

LESS - ALLOWANCE FOR CREDIT LOSSES (Notes 3 and 7)        1,861,535    1,630,567
                                                        -----------  -----------

     NET RECEIVABLES                                    $78,999,551  $67,816,235
                                                        -----------  -----------

OTHER ASSETS (Notes 3 and 8)                            $ 1,596,036    1,600,714
                                                        -----------  -----------

                                                        $80,698,212  $69,507,831
                                                        ===========  ===========

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

       CONSOLIDATED BALANCE SHEETS - LIABILITIES AND STOCKHOLDERS' EQUITY
                        AS OF DECEMBER 31, 1995 AND 1994

                                                          1995           1994
                                                          ----           ----

NOTES PAYABLE TO BANKS (Note 5)                        $60,677,801   $47,398,787

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                    3,460,458     3,865,862

ACCRUED INCOME TAXES (Notes 3 and 8)                       291,558       109,199

DEALER RESERVES                                            932,441       370,345

SUBORDINATED NOTES PAYABLE (Notes 6 and 10)              4,000,000     8,000,000
                                                       -----------   -----------

     TOTAL LIABILITIES                                 $69,362,258   $59,744,193
                                                       -----------   -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

EXCESS OF FAIR VALUE OVER
 NET ASSETS ACQUIRED (Note 2)                          $        --   $ 1,223,501
                                                       -----------   -----------

STOCKHOLDERS EQUITY (Notes 2 and 9):
 Common stock, $.0l par value, 2,750,000 shares
  authorized, 2,000,000 shares outstanding             $    20,000   $    20,000
 Additional paid-in-capital                              1,231,000     1,231,000
 Retained earnings                                      10,084,954     7,289,137
                                                       -----------   -----------

   TOTAL STOCKHOLDERS' EQUITY                          $11,335,954   $ 8,540,137
                                                       -----------   -----------

                                                       $80,698,212   $69,507,831
                                                       ===========   ===========

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                           1995          1994
                                                           ----          ----

INTEREST AND FEE INCOME (Note 3 and 10):
 Interest and fees on loans                            $ 9,754,162    $8,102,121
 Finance lease income and related fees                     541,666       469,117
                                                       -----------    ----------

    Total interest income                              $10,295,828    $8,571,238

INTEREST EXPENSE (Notes 5 and 6)                         5,070,387     3,866,822
                                                       -----------    ----------

    Net interest income                                $ 5,225,441    $4,704,416

PROVISION FOR CREDIT LOSSES (Notes 3 and 7)                280,000       193,000
                                                       -----------    ----------

    Net interest income after
     provision for credit losses                       $ 4,945,441    $4,511,416
                                                       -----------    ----------

NONINTEREST INCOME:
 Accretion of purchase discount (Note 2)               $ 1,223,501    $1,912,356
 Other income                                              939,368       928,905
                                                       -----------    ----------

    Total noninterest income                           $ 2,162,869    $2,841,261
                                                       -----------    ----------

NONINTEREST EXPENSE:
 Salaries and wages                                    $ 2,394,478    $2,166,246
 Other operating expenses                                1,250,797     1,361,318
                                                       -----------    ----------

   Total noninterest expense                           $ 3,645,275    $3,527,564
                                                       -----------    ----------

    Income before provision for income taxes           $ 3,463,035    $3,825,113

PROVISION FOR INCOME TAXES (Notes 3 and 8)                 667,218       785,999
                                                       -----------    ----------

     Net income                                        $ 2,795,817    $3,039,114

RETAINED EARNINGS, beginning of year                     7,289,137     4,250,023
                                                       -----------    ----------
RETAINED EARNINGS, end of year                         $10,084,954    $7,289,137
                                                       ===========    ==========

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1995           1994
                                                         ----           ----

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                         $  2,795,817   $  3,039,114
 Adjustments to reconcile net income to net cash
  provided by operating activities -
  Accretion of purchase discount                      (1,223,501)    (1,912,356)
  Depreciation and amortization                          117,014        216,569
  Amortization of residual value                        (427,382)      (186,445)
  Provision for credit losses                            280,000        193,000
  Provision for prepaid income taxes                    (162,302)       (82,971)
  Loss on write-down of assets                                --          1,878
  Changes in assets and liabilities -
   Decrease (increase) in other assets                    49,966           (757)
   (Decrease) increase in accounts payable and
    accrued expenses                                    (405,404)     1,308,216
   Increase in accrued income taxes                      182,359        137,125
   Increase in dealer reserves                           562,096         94,428
                                                    ------------   ------------

    Net cash provided by operating activities       $  1,768,663   $  2,807,801
                                                    ============   ============

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sales of leases and loans            $  1,697,817   $  3,151,486
 Leases funded to customers                           (2,726,443)    (1,847,492)
 Loans made to customers                             (98,775,904)   (90,414,013)
 Lease principal repayments                            2,863,464      2,070,674
 Loan principal repayments                            85,905,132     74,294,895
                                                    ------------   ------------

    Net cash used in investing activities           $(11,035,934)  $(12,744,450)
                                                    ============   ============

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                   (Continued)

                                                        1995           1994
                                                        ----           ----

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable to banks              $ 71,406,447   $ 154,919,123
 Proceeds from issuance of the 1995
  subordinated notes payable                          1,192,000              --
 Repayment of notes payable to banks                (58,127,433)   (144,908,143)
 Repayment of subordinated notes payable to bank     (4,000,000)             --
 Repayment of 1992 subordinated notes payable        (1,192,000)             --
                                                   ------------   -------------

      Net cash provided by financing activities    $  9,279,014   $  10,010,980
                                                   ------------   -------------

NET INCREASE IN CASH                               $     11,743   $      74,331

CASH AT BEGINNING OF YEAR                                90,882          16,551
                                                   ------------   -------------

CASH AT END OF YEAR                                $    102,625   $      90,882
                                                   ============   =============

SUPPLEMENTAL DISCLOSURES OF CASH
FLOW INFORMATION:
 Cash paid during the year for:
  Interest                                         $  4,906,409   $   3,696,437
  Income taxes                                          841,670         731,845
                                                   ============   =============

Noncash financing activities:
 Rollover of 1992 subordinated notes payable
  into 1995 subordinated notes payable             $  2,808,000   $          --
                                                   ============   =============

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995


(1) Company Overview

Firestone Financial Corp. (the Corporation) was founded in 1965. The Corporation and its wholly owned subsidiary, Firestone Financial Canada Ltd. (collectively referred to as the Company), provide primarily secured installment loan and lease financing to customers primarily throughout the United States and within various provinces of Canada. The Company has, over the years, built a long history of growth and profitability by focusing on a specific customer base. This customer base is composed of the "route operators" throughout North America that own (or lease) and maintain various types of coin-operated amusement equipment and vending machines, park and ride equipment, video lottery and gaming devices, as well as owner/operators of dry-cleaning stores and coin-operated laundry equipment. Vending machines include coin-operated snack, juice, cigarette, coffee and candy vending machines, while amusement equipment includes various types of coin-operated music, pinball and video amusement games, as well as pool tables, shuffleboard and electronic dart games.

(2) Acquisition of the Corporation and Formation of a Subsidiary

In January 1992, Stonefire Financial Corp., a Massachusetts corporation, was formed for the purpose of acquiring the Corporation. On August 21, 1992, Stonefire Financial Corp. purchased all of the outstanding stock of the Corporation for $5,250,000.

The Corporation accounted for the acquisition by allocating the purchase price paid by Stonefire Financial Corp. to the Corporation's net assets based upon relative fair values. The fair value of the net assets acquired exceeded the purchase price by approximately $5,700,000. This purchase discount was accreted, on a straight-line basis, over a period of 36 months ended August 1995.

Stonefire Financial Corp. was capitalized with $1,251,000 and had a net operating loss of $33,625 prior to the acquisition of the Corporation. On August 25, 1992, Stonefire Financial Corp. and the Corporation merged, and Firestone Financial Corp. was the surviving entity.

In February 1994, the Corporation formed a wholly owned subsidiary, Firestone Financial Canada Ltd., whose purpose is to provide financing in all the provinces of Canada.

(3) Summary of Significant Accounting Policies

The accounting and reporting policies of the Company conform with generally accepted accounting principles and practices applicable to the finance company industry. The following is a summary of the significant accounting policies:

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(3) Summary of Significant Accounting Policies (Continued)

Principles of Consolidation

The consolidated financial statements include the accounts of the parent company and its wholly owned subsidiary. Intercompany accounts and transactions have been eliminated in consolidation.

Income Recognition

The Company recognizes income from installment loans and finance leases over the term of the loan or lease using the effective interest method.

When, in the judgment of management, collection of any portion of the interest or principal amount of a receivable is in doubt, accrual of income is discontinued and income is recorded when received.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Allowance for Credit Losses

The allowance for credit losses is maintained at a level that represents the Company's best judgment of the loan and lease loss exposure based upon management's evaluation of the combined loan and lease portfolio and actual historical loss experience. The allowance for credit losses is based on estimates; ultimate losses may vary from the current estimates. These estimates are reviewed periodically with any necessary adjustments reported in earnings in the periods in which they become known.

On January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting for Impairment of a Loan." A note receivable or finance lease receivable (loan) is considered impaired when it is probable that a creditor will be unable to collect all principal and interest due according to the contractual terms of the financing agreement. SFAS No. 114 requires, among other things, that creditors measure impaired loans at the present value of expected future cash flows, discounted at the loan's effective interest rate or, as a practical expedient at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Company will recognize interest income on impaired loans on a cash basis only when the ultimate collectibility of principal is no longer considered doubtful.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(3) Summary of Significant Accounting Policies (Continued)

Allowance for Credit Losses (Continued)

The Company has determined based on its policies that loans recognized as nonaccrual, are equivalent to "impaired loans" as defined by SFAS No. 114. The Company has also determined that the allowance for credit losses as of December 31, 1995 did not require an additional provision as a result of the adoption of this new standard. At December 31, 1995, the Company had approximately $322,000 of total impaired net receivables of which approximately $112,000 required allocation of the allowance for credit losses of approximately $112,000. The average outstanding impaired net receivables during the year ended December 31, 1995 was approximately $597,000.

Leases

The Company accounts for its leases under the direct finance method of accounting.

Equipment Held for Re-lease or Sale

When the Company repossesses equipment under direct financing leases, it records the equipment at the lower of the net investment in the lease or estimated market value less estimated selling costs. Equipment held for re-lease or sale included in Other Assets amounted to $13,723 and $161,892 at December 31, 1995 and 1994, respectively.

Income Taxes

The Company accounts for income taxes in accordance with the liability method in accounting for income taxes. The liability method provides that deferred tax assets and liabilities are recorded based on the estimated future tax effects of the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Foreign Currency

In accordance with the provisions of Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation," the functional currency of the subsidiary is the U.S. dollar. The subsidiary's assets, liabilities and results of operations are transacted in U.S. dollars, and hence, the subsidiary is not required to translate any amounts at the financial statement date. Translation gains and losses are charged directly to operations as incurred.

Certain receivables of the subsidiary, however, are denominated in Canadian dollars. The Company, therefore, enters into forward exchange contracts to hedge against changes in the Canadian exchange rate.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(4)    Notes Receivable and Finance Lease Receivables

The components of notes receivable as of December 31, 1995 and 1994 are as follows (in thousands):

                                                            1995           1994
                                                            ----           ----

 Gross note payments receivable                           $87,400        $76,425
  Less - Due to participants                                2,173          2,884
                                                          -------        -------

 Note payments receivable                                 $85,227        $73,541
  Less - Unearned finance charges                           7,574          7,007
                                                          -------        -------

 Net investment in notes receivable                       $77,653        $66,534
                                                          =======        =======

The Company's notes receivable are primarily with commercial borrowers and are typically secured by assets used by the borrowers in their businesses.

The contractual maturities of notes receivable as of December 31, 1995 and the maximum terms of the loans outstanding were as follows (in thousands):

                                                         Interest-
                                        Installment      bearing         Total
                                        -----------      -------         -----
Due within -
1 year                                     $60,959        $ 1,376        $62,335
2 years                                     17,512            410         17,922
3 years                                      3,370            379          3,749
4 years                                        497            249            746
5 years                                         94            161            255
Thereafter                                      --            220            220
                                           -------        -------        -------
                                           $82,432        $ 2,795        $85,227
                                           =======        =======        =======
Maximum original
term (months)                                   72             84
                                                ==             ==

Experience has shown that a number of loans will be paid out or renewed prior to their contractual maturity. Accordingly, the foregoing tabulation is not regarded as a forecast of future cash collections.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(4) Notes Receivable and Finance Lease Receivables (Continued)

The concentration of notes receivable at December 31, 1995 and 1994 is presented in the following table (in thousands):

                                                            1995          1994
                                                            ----          ----

Amusement and vending equipment                            $65,468       $55,558
Video lottery and other gaming devices                       6,964         9,254
Inventory financing                                          6,081           645
Laundry equipment                                            4,312         6,978
Office coffee equipment                                        599           566
Other                                                        1,803           540
                                                           -------       -------
                                                           $85,227       $73,541
                                                           =======       =======

A major consideration in granting loans is the value of the borrower's collateral. The loans made by the Company generally range between $3,000 and $500,000. The Company has aggregate loans in excess of $1,000,000 to two borrowers for an aggregate outstanding loan balance of $3,218,358 at December 31, 1995. These contracts are secured by the equipment. The value of the collateral has been determined based upon appraisals that have been reviewed by Company personnel. In addition, all contracts for these borrowers are made on a recourse basis, with the distributor of the collateral fully guaranteeing the related debt. In the opinion of management, the current net realizable value of the collateral supporting these contracts is adequate in relation to their outstanding balances.

The components of finance lease receivables as of December 31, 1995 and 1994 are as follows (in thousands):

                                                              1995          1994
                                                              ----          ----

Gross lease payments receivable                             $3,121        $3,156
 Less - Due to participants                                    320           406
                                                            ------        ------

Lease payments receivable                                   $2,801        $2,750
 Add - Estimated residual value of
  leased equipment                                             996           702
 Less -
  Unearned finance charges                                     259           217
  Unearned residual income                                     330           322
                                                            ------        ------
 Net investment in finance lease
  receivables                                               $3,208        $2,913
                                                            ======        ======

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(4) Notes Receivable and Finance Lease Receivables (Continued)

The future minimum finance lease payments receivable as of December 31, 1995 are as follows (in thousands):

                           1996      $ 1,799
                           1997          666
                           1998          229
                           1999           90
                           2000           17
                                      ------
                                      $2,801
                                      ======

The concentration of minimum lease payments receivable at December 31, 1995 and 1994, by type of equipment, is presented in the following table (in thousands):

                                                             1995           1994
                                                             ----           ----

Dairy equipment                                            $1,237         $1,240
Amusement and vending equipment                             1,088            894
Laundry equipment                                             476            616
                                                           ------         ------
                                                           $2,801         $2,750
                                                           ======         ======

As of December 31, 1995 and 1994, the geographical distribution of combined notes receivable and finance lease receivables, net of unearned finance charges and income, was as follows (in thousands):

                                                            1995           1994
                                                            ----           ----

Region
------
Southeast                                                 $16,669        $15,567
Midwest                                                    14,195          9,419
West                                                       13,313         12,262
Northeast                                                  12,749         14,156
Southwest                                                   6,694          3,377
Mid-Atlantic                                                5,873          6,016
Plains States                                               3,385          3,015

Canada                                                      3,624          2,754

Outside U.S.A. (excluding Canada)                           4,359          2,881
                                                          -------        -------
                                                          $80,861        $69,447
                                                          =======        =======

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)

(5)   Notes Payable to Banks

In October 1995, the Company amended its Revolving Credit Agreement (the Agreement) with The First National Bank of Boston (FNBB), National Bank of Canada (the Canadian Lender), and various other banks and financial institutions (U.S. Lenders)--collectively with FNBB and the Canadian Lender (the Banks)--and FNBB in its capacity as agent for the Banks. The Agreement, which expires on October 25, 1996, provides that U.S. Lenders make U.S. Revolving Credit Loans and Swing Line Loans to the Company for up to $67,500,000 or such greater amount, up to a maximum of $77,500,000 as may be effected by the addition of one or more additional commitment amounts provided by new banks as defined by the Agreement. The Agreement provides for interest on the U.S. Revolving Credit Loans and the Swing Line Loans to be charged at the U.S. Base rate or for interest on the U.S. Revolving Credit Loans to be charged on fixed-rate borrowings at U.S. Eurodollar rates. Under the terms of the Agreement, the Banks were granted a continuing security interest in and lien on all of the Corporation's assets and proceeds thereof.

The Agreement further provides that the Canadian Lender make Canadian Revolving Credit Loans to the subsidiary for up to $5,000,000 or such greater amount, up to a maximum of $6,000,000 as defined by the Agreement. Interest on the Canadian Revolving Credit Loans is charged at the Canadian Base rate or at Canadian Eurodollar rates for fixed rate borrowings. Under the terms of the Agreement, the Company pledged certain assets of the subsidiary to the Canadian Lender.

As of December 31, 1995, the amounts available and the loan balances under the Agreement were as follows (in thousands):

                                                Commitment            Loan
                                                 Amounts             Balances
                                                 -------             --------
U.S. Lenders -
   The First National Bank of Boston            $ 23,000           $ 19,992
   Fleet Bank of Massachusetts, N.A.              18,000             14,461
   NatWest Bank N.A.                              13,500             11,735
   Citizens Bank of Massachusetts                  6,500              5,650
   National Bank of Canada                         6,500              5,650
                                                 -------            -------
                                                 $67,500            $57,488
                                                 =======            =======
Canadian Lender -
   National Bank of Canada                         5,000              3,190
                                                 -------            -------
   Total                                         $72,500            $60,678
                                                 =======            =======

The Agreement also calls for a commitment fee of 3/8% of the unused portion of the facility.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(5) Notes Payable to Banks (Continued)

At December 31, 1995, a total of $54,500,000 of the U.S. Revolving Credit Loans was borrowed as fixed-rate U.S. Eurodollar term loans. These term loans mature on various dates through April 24, 1996, with fixed interest rates ranging from 7.375% to 7.625%. The U.S. Base rate on the remaining portion of the outstanding loans was 8.5% at December 31, 1995.

A total of $2,750,000 of the Canadian Revolving Credit Loans was borrowed as fixed-rate Canadian Eurodollar term loans at December 31, 1995. These term loans mature at dates through February 26, 1996, with fixed Canadian Eurodollar rates ranging from 7.4375% to 7.5%. The Canadian Base rate on the remaining portion of the outstanding loans was 9% at December 31, 1995.

The Agreement contains various restrictive covenants including, among other things, restrictions on indebtedness, liens, dividends and investments. This Company is also required to maintain certain financial ratios under the covenants. As of December 1995, the Company was in compliance with all debt covenants.

Based on the month-end balances, total borrowings during 1995 and 1994 averaged approximately $55,129,000 and $44,842,000, respectively, for outstanding indebtedness under the Agreement, with maximum borrowings of approximately $60,678,000 and $48,323,000 in 1995 and 1994, respectively. The weighted average effective interest rate for this debt was 8.27% and 6.90% for the years ended December 31, 1995 and 1994, respectively.

(6) Subordinated Notes Payable

As of December 31, 1995 and 1994, subordinated notes payable were comprised of the following (in thousands):

                                                              1995         1994
                                                              ----         ----

Subordinated Notes Payable to
 New Bedford Institution for Savings                         $   --       $4,000

Subordinated Notes Payable to Investors                       4,000        4,000
                                                             ------       ------
                                                             $4,000       $8,000
                                                             ======       ======

During October 1985 and March 1988, the Corporation entered into two subordinated note agreements for $2,000,000 each with PT Investment Corporation to mature in October 1995 and March 1995, respectively. Under a Purchase and Assumption agreement between New Bedford

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(6) Subordinated Notes Payable (Continued)

Institution for Savings (NBIS) and the Federal Deposit Insurance Corp., NBIS assumed these subordinated notes payable as of August 21, 1992. Under the terms of these agreements, as amended on September 30, 1993, interest was accrued and paid monthly on the 1985 note at 9.26% and on the 1988 note at a rate equal to the base rate as announced from time to time by NBIS. Each of the notes was repaid in full in March 1995.

On October 28, 1992, the Corporation issued $4,000,000 in subordinated notes payable (1992 Subordinated Notes) to 37 investors to mature on October 28, 1996. Interest on the 1992 Subordinated Notes was accrued at 12% per annum and paid quarterly in arrears. On November 9, 1995, the 1992 Subordinated Notes were prepaid in full without penalty. In connection with the issuance of the 1992 Subordinated Notes, the Corporation also issued to the investors warrants to purchase an aggregate of 500,000 shares of the Corporation's common stock. On December 9, 1995, all the warrants expired unexercised.

On November 10, 1995, the Corporation issued $4,000,000 in subordinated notes payable (1995 Subordinated Notes) to 41 investors. Interest on the 1995 Subordinated Notes is floating based upon the prime rate of interest announced from time to time by The First National Bank of Boston, plus one and three quarters percent (1.75%) per annum, (10.25% as of December 31, 1995), payable quarterly in arrears. The Corporation will further make principal payments as follows:

            1997 and 1998     $125,000 on the last day of each calendar quarter
                             ($500,000 for each year)

            1999 and 2000     $375,000 on the last day of each calendar quarter
                             ($1,500,000 for each year)

Under the terms of the 1995 Subordinated Notes, the Corporation may prepay the 1995 Subordinated Notes at any time, without premium or penalty.

Certain of the 1992 Subordinated Notes and the 1995 Subordinated Notes were purchased by individuals that are related parties to the Corporation. All such Notes were purchased on the same terms offered to nonrelated parties. Certain of the 1992 Subordinated Notes ($2,808,000) were repaid through issuance of the 1995 Subordinated Notes.

Based on the month-end outstanding balances of notes payable to banks and subordinated notes payable, total borrowings during the years ended December 31, 1995 and 1994 averaged approximately $59,796,000 and $52,842,000 with maximum borrowings of approximately

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(6)   Subordinated Notes Payable (Continued)

$64,678,000 and $56,323,000 in 1995 and 1994, respectively. The weighted average effective interest rate for all outstanding indebtedness was 8.53% and 7.40% for the years ended December 31, 1995 and 1994.

(7)   Allowance for Credit Losses

The following is an analysis of the allowance for credit losses for the years ended December 31, 1995 and 1994 (in thousands):

                                                           1995            1994
                                                           ----            ----

 Balance, beginning of year                              $ 1,631          $1,509

 Provision for credit losses                                 280             193
 Loan and lease charge-offs,
  net of amounts recovered                                   (49)           (71)
                                                         -------          ------

Balance, end of year                                     $ 1,862          $1,631

(8) Income Taxes

The provision for income taxes consists of the following components (in thousands):

                                                           1995            1994
                                                           ----            ----

Currently payable -
 Federal                                                  $ 547           $ 670
 State                                                      235             196
 Foreign                                                     47               3
                                                           ----            ----
Total current                                             $ 829           $ 869
                                                           ----            ----

Deferred charges (credits)-
 Federal                                                   (129)            (68)
 State                                                      (33)            (15)
                                                           ----            ----
 Total deferred                                           $(162)          $ (83)
                                                           ----            ----

Provision for income taxes                                $ 667           $ 786
                                                          =====           =====

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(8)    Income Taxes (Continued)

The difference between the statutory U.S. federal income tax rate and the Company's effective income tax rate for 1995 and 1994, respectively, as a percentage of pretax income, is a result of the following:

                                                               1995        1994
                                                               ----        ----

Federal statutory rate                                         34.0%       34.0%

Increase (decrease) in rate resulting from -
 State taxes, net of federal benefit                            3.9         3.0
 Accretion of purchase discount                               (12.2)      (17.0)
 Reversal of tax reserves in excess
  of tax liabilities                                           (7.3)       --
 Other                                                          1.1         0.5
                                                               ----        ----
Effective income tax rate                                      19.5%       20.5%
                                                               ====        ====

Included in "Other Assets" on the accompanying consolidated financial statements are deferred income tax assets of approximately $731,000 and $636,000 as of December 31, 1995 and 1994, respectively. Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of enacted tax laws. The tax effect of significant temporary differences representing deferred tax assets and liabilities are as follows (in thousands):

                                                         1995              1994
                                                         ----              ----

Credit losses                                           $ 739             $ 649
Deferred expenses                                          --                41
Depreciation                                                5                13
Leases                                                     60               (33)
Other                                                     (73)              (34)
                                                        -----             -----
                                                        $ 731             $ 636
                                                        =====             =====

The Company did not record any valuation allowances against deferred tax assets as of December 31, 1995 or 1994.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(9)    Commitments and Contingencies

The Company leases office premises under an operating lease that was renewed in January 1995 for a five-year period. The future minimum lease payments due under this lease are as follows (in thousands):

                             1996           $ 183
                             1997             187
                             1998             192
                             1999             197
                             2000             171
                                             ----
                                             $930
                                             ====

On February 4, 1994, the Corporation entered into a Buy-Sell Agreement with the Stockholders of the Corporation which provides for the purchase of the shares of the capital stock of the Corporation owned by each stockholder upon his or her death. In order to fund the Buy-Sell Agreement, the Corporation has purchased renewable term life insurance on each stockholder. As of December 31, 1995, the purchase price in the event of the death of certain stockholders exceeds the insurance proceeds in aggregate by approximately $427,000 with no one individual in excess of $88,000.

(10)   Financial Instruments

Fair Value of Financial Instruments

Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" which requires that the Company disclose estimated fair values for certain of its financial instruments. Financial instruments include such items as loans, securities, deposits, swaps, and other instruments as defined in the standard.

The estimated fair value amounts have been determined based on the Company's assessment of available market information and appropriate valuation methodologies. However, these estimates may not necessarily be indicative of the amount that the Company could realize in a current market exchange.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(10)  Financial Instruments (Continued)

Fair Value of Financial Instruments (Continued)

Most of the Company's current assets and current liabilities are financial instruments. The carrying amounts of these financial instruments (excluding notes and finance lease receivables and notes payable to banks) approximate their estimated fair value. The following table summarizes estimated fair value information for the Company's notes receivable and notes payable to banks at December 31, 1995 (in thousands):

                                          Estimated
                                          Fair Value        Book Basis
                                          ----------        ----------

            Notes receivable              $ 77,448          $ 77,653

            Notes payable to banks          60,665            60,678

Notes and finance lease receivables have been valued by discounting the projected cash flows at December 31, 1995, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar maturities. The majority of these receivables are collateralized. Notes payable to banks was valued based on quoted market prices for debt of the same remaining maturities.

Off-Balance Sheet Risk

As of December 31, 1995 and 1994, the Company had forward exchange contracts totaling approximately $620,000 and $405,000, respectively, for purposes of hedging certain firm commitments related to the subsidiary's collection of Canadian notes receivable. All outstanding forward exchange contracts had maturities of under three years. Gains and losses on these forward exchange contracts are deferred and recognized into interest income over the term of the underlying commitment. The market value of the forward exchange contracts based on The First National Bank of Boston and National Bank of Canada's valuations was approximately $621,000 at December 31, 1995. The market value of the forward exchange contracts as determined by the Company based on rates quoted by The First National Bank of Boston was approximately $400,000 at December 31, 1994.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONS0LIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                                   (Continued)


(10)   Financial Instruments (Continued)

Off-Balance Sheet Risk (Continued)

In November 1995, the Company entered into an interest rate swap agreement (the Swap Agreement) with The First National Bank of Boston for the purpose of effectively converting a portion of the Company's interest rate exposure on 1995 Subordinated Notes from a floating rate to a fixed rate until the expiration of the Swap Agreement in December 1998. The Swap Agreement effectively fixes the Company's interest rate on the 1995 Subordinated Notes to 10.42% on the notional amount of $4,000,000 as reduced by quarterly principal payments beginning in 1997. Net quarterly payments or quarterly receipts under the Swap Agreement are recorded as adjustments to interest expense. The fair value of the Swap Agreement at December 31, 1995 was an unrealized loss of approximately $65,000 based on The First National Bank of Boston's market valuation.

In assessing financial instruments with off-balance-sheet risk, the Company is exposed to potential credit loss in the event of nonperformance by The First National Bank of Boston or National Bank of Canada. The Company, however, does not anticipate any material adverse affect on its financial position resulting from its involvement in these instruments nor does it anticipate nonperformance by the counterparties.